UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 30, 2007

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2007, BigBand Networks, Inc. (the “Company”) announced the results of its operations for the three months ended September 30, 2007. The complete release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 29, 2007, the Audit Committee of the Company’s Board of Directors authorized a disposal plan pursuant to which employees are to be terminated under a plan of termination described in Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). A total of $3.0 million to $4.5 million of SFAS No. 146 charges is expected to be incurred in connection with this disposal plan, including charges of $2.0 million to $3.0 million for severance costs and $1.0 million to $1.5 million for lease termination costs. In addition, the Company’s disposal plan also involves an aggregate of $0.5 million in additional costs that may be recorded in the Company’s results for the three months ended December 31, 2007.

On October 30, 2007, the Company issued a press release announcing the disposal plan. The complete release is attached to this report as Exhibit 99.1 and only the information included in Items 2.05 and 5.02 hereof is incorporated herein by reference; all other information shall be deemed furnished as discussed in Item 2.02 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2007, Mr. David Heard was promoted to the role of Chief Operating Officer of the Company.

Mr. Heard is 38 years old. He has served as the Company’s Senior Vice President and General Manager of Product Operations since February 2007. Prior to joining the Company, Mr. Heard served as the President and Chief Executive Officer of Somera Communications, Inc., a telecommunications equipment company, from May 2004 to February 2006. From June 2003 to May 2004, Mr. Heard served as the President and General Manager of the Network Switching Division of Tekelec, Inc., a manufacturer of switching equipment. From February 2000 to June 2003, Mr. Heard served as the President and Chief Executive Officer of Santera Systems, Inc., a networking company that was acquired by Tekelec in 2003. Mr. Heard holds a B.A. in Production and Operations Management from The Ohio State University, an M.B.A. from the University of Dayton and an M.S. in management from the Stanford Graduate School of Business.

On October 30, 2007, the Company issued a press release announcing Mr. Heard’s promotion. The complete release is attached to this report as Exhibit 99.1 and only the information included in Items 2.05 and 5.02 hereof is incorporated herein by reference; all other information shall be deemed furnished as discussed in Item 2.02 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 30, 2007 of BigBand Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Date: October 30, 2007	By:	/s/ Robert Horton
Robert Horton
Senior Vice President & General Counsel

EXHIBITS

99.1	Press Release dated October 30, 2007 of BigBand Networks, Inc.